EX-28.d.1.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

Amended March 25, 2014*

Funds of the Trust	Advisory Fees
Nationwide Fund Nationwide Growth Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million and more but less than $1 billion

0.55% on assets of $1 billion and more but less than $2 billion

0.525% on assets of $2 billion and more but less than $5 billion

0.50% for assets of $5 billion and more

Nationwide Bond Fund Nationwide Government Bond Fund

0.50% on assets up to $250 million

0.475% on assets of $250 million and more but less than $1 billion

0.45% on assets of $1 billion and more but less than $2 billion

0.425% on assets of $2 billion and more but less than $5 billion

0.40% for assets of $5 billion and more

Nationwide Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion 0.105% on assets of $1.5 billion and more but less than $3 billion 0.095% on assets of $3 billion and more

Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion 0.17% on assets of $1.5 billion and more but less than $3 billion 0.16% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Nationwide Mid Cap Market Index Fund	0.205% on assets up to $1.5 billion 0.185% on assets of $1.5 billion and more but less than $3 billion 0.175% on assets of $3 billion and more

Nationwide International Index Fund	0.245% on assets up to $1.5 billion 0.205% on assets of $1.5 billion and more but less than $3 billion 0.195% on assets of $3 billion and more

Nationwide Bond Index Fund	0.195% on assets up to $1.5 billion 0.155% on assets of $1.5 billion and more but less than $3 billion 0.145% on assets of $3 billion and more

Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets

Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Nationwide Short Duration Bond Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more but less than $1 billion

0.325% on assets of $1 billion and more but less than $3 billion

0.30% on assets of $3 billion and more but less than $5 billion

0.285% on assets of $5 billion and more but less than $10 billion

0.275% for assets of $10 billion and more

Funds of the Trust	Advisory Fees
Nationwide Enhanced Income Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more but less than $1 billion

0.325% on assets of $1 billion and more but less than $3 billion

0.30% on assets of $3 billion and more but less than $5 billion

0.285% on assets of $5 billion and more but less than $10 billion

0.275% for assets of $10 billion and more

Nationwide U.S. Small Cap Value Fund	0.95% of average daily net assets
Nationwide International Value Fund	0.85% of average daily net assets

Nationwide Portfolio Completion Fund	0.40% of average daily net assets

Nationwide Small Company Growth Fund	0.90% of average daily net assets

Nationwide Global Equity Fund

0.75% on assets up to $250 million;

0.70% on assets of $250 million and more but less than $500 million;

0.68% on assets of $500 million and more but less than $1 billion; and

0.65% on assets of $1 billion and more

Nationwide High Yield Bond Fund	0.55% on assets up to $500 million; 0.50% on assets of $500 million and more but less than $1 billion; and 0.475% on assets of $1 billion and more

Nationwide Inflation-Protected Securities Fund	0.25% of average daily net assets

Nationwide Core Plus Bond Fund	0.45% on assets up to $500 million; 0.425% on assets of $500 million and more but less than $1 billion; and 0.40% on assets of $1 billion and more

Nationwide Bailard Cognitive Value Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more

Nationwide Bailard International Equities Fund	0.75% on assets up to $1 billion; and 0.70% on assets of $1 billion and more

Nationwide Bailard Technology & Science Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million and more but less than $1 billion; and 0.65% on assets of $1 billion and more

Funds of the Trust	Advisory Fees
Nationwide Geneva Mid Cap Growth Fund	0.75% on assets up to $250 million; 0.70% on assets of $250 million and more but less than $500 million; and 0.65% on assets of $500 million and more

Nationwide Geneva Small Cap Growth Fund	1.00% on assets up to $250 million; 0.95% on assets of $250 million and more but less than $500 million; and 0.90% on assets of $500 million and more

Nationwide HighMark Balanced Fund	0.60% of average daily net assets

Nationwide HighMark Bond Fund

0.50% on assets up to $250 million

0.475% on assets of $250 million and more but less than $1 billion

0.45% on assets of $1 billion and more but less than $2 billion

0.425% on assets of $2 billion and more but less than $5 billion

0.40% for assets of $5 billion and more

Nationwide HighMark California Intermediate Tax Free Bond Fund	0.50% of average daily net assets

Nationwide HighMark Large Cap Core Equity Fund	0.60% of average daily net assets

Nationwide HighMark Large Cap Growth Fund	0.60% of average daily net assets

Nationwide HighMark National Intermediate Tax Free Bond Fund	0.50% of average daily net assets

Nationwide HighMark Short Term Bond Fund

0.35% on assets up to $500 million;

0.34% on assets of $500 million and more but less than $1 billion;

0.325% on assets of $1 billion and more but less than $3 billion;

0.30% on assets of $3 billion and more but less than $5 billion;

0.285% on assets of $5 billion and more but less than $10 billion; and

0.275% on assets of $10 billion and more.

Nationwide HighMark Small Cap Core Fund	0.95% of average daily net assets

Nationwide HighMark Value Fund	0.60% of average daily net assets

Funds of the Trust	Advisory Fees
Nationwide Ziegler Equity Income Fund	0.55% on assets up to $100 million; 0.50% on assets of $100 million and more but less than $500 million; and 0.45% on assets of $500 million and more.

Nationwide Ziegler NYSE Arca Tech 100 Index Fund

0.50% on assets up to $50 million;

0.30% on assets of $50 million and more but less than $250 million;

0.25% on assets of $250 million and more but less than $500 million; and

0.20% on assets of $500 million and more.

Nationwide Ziegler Wisconsin Tax Exempt Fund	0.50% on assets up to $250 million; and 0.40% on assets of $250 million and more.

Nationwide Bailard Emerging Markets Equity Fund	1.00% on assets up to $200 million; and 0.97% on assets of $200 million and more

Nationwide Diverse Managers Fund

0.60% on assets up to $300 million;

0.58% on assets of $300 million and more but less than $450 million;

0.56% on assets of $450 million and more but less than $1 billion; and

0.52% on assets of $1 billion and more.

*	As approved by the Board of Trustees at its meeting held on December 10-11, 2013.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President